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                                                                      EXHIBIT 24


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Getty Petroleum Marketing Inc. on Form S-8 (Registration Nos. 333-23375 and 333-23379) of our reports dated March 11, 1999, on our audits of the consolidated financial statements and financial statement schedule of Getty Petroleum Marketing Inc. and Subsidiaries as of January 31, 1999 and 1998 and for each of the three years in the period ended January 31, 1999 which reports have been included or incorporated by reference in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
New York, New York
March 11, 1999